Sub-Item 77Q1(e):

Form of Amended Schedule A to the Investment Advisory Agreement (amended as of February 12,
2014). Incorporated herein by reference to the Registrant's Registration Statement as filed with the
Securities and Exchange Commission on February 27, 2014 (Accession Number 0001193125-14-
072497).